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                                                                     Exhibit 8.2

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
                           SIDLEY AUSTIN LLP    BEIJING        GENEVA        SAN FRANCISCO
                           787 SEVENTH AVENUE   BRUSSELS       HONG KONG     SIDNEY
                           NEW YORK, NY 10019   CHICAGO        LONDON        SINGAPORE
                           (212) 839 5300       DALLAS         LOS ANGELES   TOKYO
(SIDLEY AUSTIN LLP LOGO)   (212) 839 5599 FAX   FRANKFURT      NEW YORK      WASHINGTON, D.C.

                                                FOUNDED 1866
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                                  May 30, 2007

LDK Solar Co., Ltd.
Hi-Tech Industrial Park
Xinyu City
Jiangxi Province 338032
People's Republic of China

          Re: 17,384,000 American Depositary Shares, representing 17,384,000 Ordinary Shares of LDK Solar Co., Ltd.

Ladies and Gentlemen:

     We have acted as special United States counsel to LDK Solar Co., Ltd., a company incorporated under the laws of the Cayman Islands (the "Issuer"), in connection with the initial public offering of 17,384,000 American depositary shares, each representing 17,384,000 ordinary shares, par value US$0.01 per share, of the Issuer, pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the "Act"), initially filed by the Issuer on May 11, 2007 (File No. 333-142881), as amended to date (the "Registration Statement").

     As special United States counsel to the Issuer, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In rendering the opinion expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission and the authenticity of the originals of such latter documents. We have assumed and have not verified the accuracy as to factual matters set forth in the above-referenced documents. We have also assumed that the Conyers, Dill & Pearman opinion (dated the date hereof and contained in Exhibit 8.1 of the Registration Statement) in respect of the Issuer is correct, and we have relied on their opinion as to all matters of Cayman Islands law.

     Based upon the foregoing and consideration of such other matters as we have deemed appropriate, we confirm and adopt as our opinion the statements contained in the Registration Statement under the heading "Taxation--United States Federal Income Taxation," to the extent
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(SIDLEY AUSTIN LLP LOGO)

LDK Solar Co., Ltd.
May 30, 2007
Page 2


that they constitute matters of United States federal tax law or legal conclusions with respect thereto.

     The opinion set forth herein is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinion is based. The opinion expressed herein is limited as described above, and we do not express an opinion with respect to any tax matters other than in connection with the statements contained in the Registration Statement under the heading "Taxation--United States Federal Income Taxation."

     In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or to advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the above-referenced documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion, unless we are specifically engaged to do so.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm (as special United States counsel to the Issuer) and the summarization of our opinion under the heading "Taxation--United States Federal Income Taxation" in the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,



                                        /s/ Sidley Austin LLP